EXHIBIT 99.2

LOAN AND SECURITY AGREEMENT

CRYSTALTECH WEB HOSTING, INC.

and

NORTH FORK BANK,

a division of Capital One, N.A.

Dated as of October 19, 2007

This Loan and Security Agreement (“Agreement”) is dated this 19th day of October, 2007, by and between CRYSTALTECH WEB HOSTING, INC. (“Borrower”), a New York corporation and NORTH FORK BANK, a division of Capital One, N.A. (“Lender”).

BACKGROUND

A. Borrower desires to establish financing arrangements with Lender and Lender is willing to make loans and extensions of credit to Borrower under the terms and provisions hereinafter set forth.

B. The parties desire to define the terms and conditions of their relationship in writing.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION I. DEFINITIONS AND INTERPRETATION

1.1. Terms Defined: As used in this Agreement, the following terms have the following respective meanings:

Account -All of the “accounts” (as that term is defined in the UCC) of Borrower, whether now existing or hereafter arising.

Account Debtor - Any Person obligated on any Account owing to Borrower.

Acquisition Availability. As of the date of determination thereof, an amount equal to the Maximum Availability.

Acquisition Note. - Section 2.2(b).

Advance(s) - Any monies advanced or credit extended to Borrower by Lender hereunder, including, without limitation, cash advances.

Affiliate - With respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.

Asset Sale - The sale, transfer, lease, license or other disposition by Borrower, or by any Subsidiary of Borrower, to any Person other than Borrower, of any Property now owned, or hereafter acquired, of any nature whatsoever in any transaction or series of related transactions. An Asset Sale includes, but is not limited to, a merger, consolidation, division, conversion, dissolution or liquidation.

Authorized Officer - Any officer (or comparable equivalent) of Borrower authorized by specific resolution of Borrower to request Advances or execute Quarterly Compliance Certificates as set forth in the incumbency certificate referred to in Section 4.1(d) of this Agreement.

Bank Affiliate - Any bank that is controlled by Lender. A bank shall be deemed controlled by Lender if (i) Lender, directly or indirectly, or acting through one or more other Persons, owns, controls or has power to vote twenty-five percent (25%) or more of any class of voting securities of the bank; or (ii) Lender controls in any manner the election of a majority of the directors or trustees of the bank.

Base Rate - The applicable Interest Rate set forth in the Note.

Borrowing Certificate - See Exhibit B.

Borrowing Notice - Section 2.4biii.

Business Day - A day other than Saturday or Sunday or a national banking holiday when Lender is open for business in Nassau County, State of New York.

Capitalized Lease Obligations - Any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, consistently applied.

Capital Expenditures - For any period, the aggregate of all expenditures (including that portion of Capitalized Lease Obligations attributable to that period, which have not been financed) made in respect of the purchase, construction or other acquisition of fixed or capital assets, determined in accordance with GAAP.

Capital Stock - Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all other ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

Closing - Section 4.6.

Closing Date - Section 4.6.

Collateral - All of the Property and interests in Property described in Section 3.1 of this Agreement and all other Property and interests in Property that now or hereafter secure payment of the Obligations and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents.

Default - Any event, act, condition or occurrence which with notice, or lapse of time or both, would constitute an Event of Default hereunder.

Distribution - a transfer of cash by Borrower to its equity holder(s).

Environmental Laws - Any and all Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, or the impact of pollutants, contaminants or toxic or hazardous substances on human health or the environment, as now or may at any time hereafter be in effect.

EBITDA Earnings before interest, taxes, depreciation and amortization of the Borrower.

ERISA - The Employee Retirement Income Security Act of 1974, as the same may be amended, from time to time.

Event of Default - Section 8.1.

Expenses - Section 9.6.

Fixed Charge Coverage Ratio - (calculated as of the end of any calendar quarter) shall mean EBITDA for the previous four (4) calendar quarters, less Distributions and Capital Expenditures during the previous four (4) calendar quarters, divided by the sum of the amounts paid during the previous four (4) calendar quarters for (i) long term debt, (ii) Capitalized Lease Obligations (iii) interest and (iv) taxes for the Borrower

Funded Debt The sum of all indebtedness of the Borrower for borrowed money including the current and long term portions thereof, and all other indebtedness for which interest is charged including capital leases and subordinated debt.

GAAP - Generally accepted accounting principles as in effect on the Closing Date applied in a manner consistent with the most recent audited financial statements of Borrower furnished to Lender and described in Section 5.7 herein.

Governmental Authority - Any federal, state or local government or political subdivision, or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury, or arbitration.

Guarantor - Newtek Business Services, Inc. a corporation organized under the laws of the State of New York and any other Person who may hereafter guaranty, as surety, all of the Obligations.

Guaranty Agreement - That certain guaranty agreement to be executed by each Guarantor in favor of Lender, in form and substance satisfactory to Lender, on or prior to the Closing Date.

Hazardous Substances - Any substances defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance or similar term, under any Environmental Law.

Hedging Agreements - Any Interest Hedging Instrument or any other interest rate protection agreement, foreign currency exchange agreement, commodity purchase or option agreement, or any other interest rate hedging device or swap agreement (as defined in 11 U.S.C. § 101 et seq.).

Indebtedness - Of any Person at any date, without duplication, (i) all indebtedness of such Person for borrowed money (including with respect to Borrower, the Obligations) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all Capitalized Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (v) all obligations of other Persons which such Person has guaranteed, (vi) Disqualified Stock, (vii) all Obligations of such Person under Hedging Agreements, and (viii) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

Interest Hedging Instrument - Any documentation evidencing any interest rate swap, interest “cap” or “collar” or any other interest rate hedging device or swap agreement (as defined in 11 U.S.C. § 101 et seq.) between Borrower and Lender (or any Affiliate of Lender).

Inventory - All of the “inventory” (as that term is defined in the UCC) of Borrower, whether now existing or hereafter acquired or created.

IRS - Internal Revenue Service.

Lien - Any interest of any kind or nature in property securing an obligation owed to, or a claim of any kind or nature in property by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, regulation or contract, and including, but not limited to, a security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, a lease, consignment or bailment for security purposes, a trust, or an assignment. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

Loans - The unpaid balance of Advances under the Revolving Credit and the Acquisition Facility.

Loan Documents - Collectively, this Agreement, the Note(s), the Guaranty, and all agreements, instruments and documents executed and/or delivered in connection therewith, all as may be supplemented, restated, superseded, amended or replaced from time to time.

Material Adverse Effect - An occurrence or state of events which results in a material adverse effect upon (a) the business, assets, properties, financial condition, stockholders’ equity, contingent liabilities, prospects, material agreements or results of operations of Borrower or any Guarantor, taken as a whole, or (b) Borrower’s or any Guarantor’s ability to pay the Obligations in accordance with the terms hereof, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Lender hereunder or thereunder.

Maximum Availability- As of the date of determination thereof, an amount equal to the Maximum Revolving Credit Amount minus outstanding Advances.

Maximum Revolving Credit Amount - The sum of Ten Million Dollars ($10,000,000.00).

Note(s) - The Revolving Credit Note and each Acquisition Note.

Obligations - All existing and future debts, liabilities and obligations of every kind or nature at any time owing by Borrower to Lender, whether under this Agreement, or any other existing or future instrument, document or agreement, between Borrower or Lender, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or Expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrower, whether or not a claim for such post-commencement interest is allowed), including, without limitation, debts, liabilities and obligations in respect of the Revolving Credit and any extensions, modifications, substitutions, increases and renewals thereof; any amount payable by Borrower or any Subsidiary of Borrower pursuant to an Interest Hedging Instrument; the payment of all amounts advanced by Lender to preserve, protect and enforce rights hereunder and in the Collateral; and all Expenses incurred by Lender. Without limiting the generality of the foregoing, Obligations shall include any other debts, liabilities or obligations owing to Lender in connection with any cash management, or other services (including electronic funds transfers or automated clearing house transactions) provided by Lender to Borrower, as well as any other loan, advances or extension of credit, under any existing or future loan agreement, promissory note, or other instrument, document or agreement between Borrower and Lender.

PBGC - The Pension Benefit Guaranty Corporation.

Permitted Acquisition - The acquisition of a business complimentary in nature to the Borrower’s or Guarantor’s businesses, including web hosting, electronic payment processing, small business lending and insurance. The determination of whether a business is complimentary shall be made in the Lender’s sole discretion exercised in good faith using reasonable commercial judgment.

Permitted Indebtedness - (a) Indebtedness to Lender in connection with the Revolving Credit, or otherwise pursuant to the Loan Documents; (b) trade payables incurred in the ordinary course of Borrower’s business; (c) purchase money Indebtedness (including Capitalized Lease Obligations) hereafter incurred by Borrower to finance the purchase of fixed assets; provided that, (i) such Indebtedness incurred in any fiscal year shall not exceed $100,000.00, (ii) such Indebtedness shall not exceed the purchase price of the assets funded and (iii) no such Indebtedness may be refinanced for a principal amount in excess of the principal amount outstanding at the time of such refinancing, and (d) Indebtedness existing on the Closing Date that is identified and described on Schedule “1.1(a)” attached hereto and made part hereof.

Permitted Investments - (a) investments and advances existing on the Closing Date that are disclosed on Schedule “5.10(a)”, (b) (i) obligations issued or guaranteed by the United States of America or any agency thereof, (ii) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating) by a nationally recognized investment rating agency, (iii) certificates of time deposit and bankers’ acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (A) such bank has a combined capital and surplus of at least $500,000,000, or (B) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (iv) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

Permitted Liens - (a) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, and other like persons not yet due; (b) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, social security and other like laws; (c) Liens on fixed assets security purchase money Indebtedness permitted under Section 7.6; provided that, (i) such Lien attached to such assets concurrently, or within 20 days of the acquisition thereof, and only to the assets so acquired, and (ii) a description of the asset acquired is furnished to Lender; and (d) Liens existing on the Closing Date and shown on Schedule “1.1(b)” attached hereto and made part hereof.

Person - An individual, partnership, corporation, trust, limited liability company, limited liability partnership, unincorporated association or organization, joint venture or any other entity.

Property - Any interest of Borrower in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Quarterly Compliance Certificate - Section 6.10.

Regulation D - Regulation D of the Board of Governors of the Federal Reserve System comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

Revolving Credit - Section 2.1(a).

Revolving Credit Fee - Section 2.7(a).

Revolving Credit Maturity Date - October 15, 2009, or such later date as Lender may, in its sole and absolute discretion, designate in writing to Borrower.

Revolving Credit Note - Section 2.1(b).

Subsidiary - With respect to any Person at any time, (i) any corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by such Person or owned by a corporation more than fifty percent (50%) of whose voting stock is legally and beneficially owned by such Person; (ii) any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person; and (iii) any partnership, joint venture, limited liability company or other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at such time owned directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such Person or one or more Subsidiaries of such Person.

UCC - The Uniform Commercial Code as adopted in the state where Lender’s office identified in Section 9.8 is located, as the same may be amended from time to time.

Other Capitalized Terms - Any other capitalized terms used without further definition herein shall have the respective meaning set forth in the UCC.

1.2. Accounting Principles: Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, consistently applied, to the extent applicable, except as otherwise expressly provided in this Agreement.

1.3. Construction: No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting shall apply to any Loan Documents.

SECTION II. THE LOANS

2.1. Revolving Credit - Description:

a. Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrower a revolving credit facility (collectively, the “Revolving Credit”) which shall include cash Advances extended by Lender to or for the benefit of Borrower from time to time hereunder. The aggregate principal amount of unpaid cash Advances, shall not at any time exceed the lesser of the (i) Maximum Availability or (ii) Maximum Revolving Credit Amount. Subject to such limitation, the outstanding balance of Advances under the Revolving Credit may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future Advances which may be made by Lender, to or for the benefit of Borrower, and, subject to the provisions of Section 8 below, shall be due and payable on the Revolving Credit Maturity Date. If the aggregate principal amount of unpaid cash Advances at any time exceeds the Maximum Availability (such excess referred to as “Overadvance”), Borrower shall immediately repay the Overadvance in full.

b. At Closing, Borrower shall execute and deliver a promissory note to Lender in the form as attached hereto as Exhibit C in the Maximum Revolving Credit Amount (“Revolving Credit Note”). The Revolving Credit Note shall evidence Borrower’s unconditional obligation to repay Lender for all Advances made under the Revolving Credit, with interest as herein provided. Each Advance under the Revolving Credit shall be deemed evidenced by the Revolving Credit Note, which is deemed incorporated herein by reference and made part hereof. The Revolving Credit Note shall be in form and substance satisfactory to Lender.

c. The term of the Revolving Credit shall expire on the Revolving Credit Maturity Date. On such date, unless having been sooner accelerated by Lender pursuant to the terms hereof, and without impairing any rights under Section 3.1, all sums owing under the Revolving Credit shall be due and payable in full, and as of and after such date Borrower shall not request and Lender shall not make any further Advances under the Revolving Credit.

2.2. Acquisition Facility - Description:

a. i. Subject to the terms and conditions of this Agreement, Lender hereby establishes for the benefit of Borrower an acquisition credit facility (the “Acquisition Facility”) which shall include cash Advances extended by Lender to or for the benefit of Borrower from time to time hereunder for the purposes of financing Permitted Acquisitions. The aggregate principal amount of unpaid cash Advances under the Acquisition Facility, shall not at any time exceed the lesser of the (i) Maximum Availability or (ii) Maximum Revolving Credit Amount. Each Advance under the Acquisition Facility shall upon funding permanently reduce the Maximum Revolving Credit Amount by the full amount of such Advance. Borrower may request an Advance under the Acquisition Facility term hereof on any Business Day; provided that Borrower shall give Lender irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 12:00 noon New York, New York time, five Business Days prior to the date of each proposed Advance under the Acquisition Facility.

ii. Each Advance under the Acquisition Facility shall be evidenced by a promissory note to Lender in the original principal amount of such Advance (as amended, restated, supplemented or otherwise modified, from time to time, individually, an “Acquisition Note” and collectively, the “Acquisition Loan Notes”), which Acquisition Loan Notes shall evidence Borrower’s unconditional obligation to repay to Lender each Acquisition Advance with interest as herein provided. Each Acquisition Note shall be payable as follows:

A. Each Advance made under the Acquisition Facility prior to October 15, 2008, shall be structured as a self-amortizing term loan requiring interest only for the first 24 months and then 60 equal monthly payments of principal, plus interest thereon.

B. Each Advance made under the Acquisition Facility prior to October 15, 2009 but after October 15, 2008, shall be structured as a self-amortizing term loan requiring interest only for the first 24 months and then 48 consecutive monthly payments of principal, plus interest thereon based on and sixty month amortization with the balance of principal and interest due in full as the forty eighth payment.

b. Each Advance under the Acquisition Facility shall be evidenced by the execution of an Acquisition Note, which is deemed incorporated herein by reference and made part hereof. The Acquisition Note shall be in the form of the “Acquisition Note” attached hereto as Exhibit D. As further security for the Acquisition Facility, the Lender shall receive (i) a pledge of all of the outstanding capital stock, membership interest or the like of the acquired business, in form and substance satisfactory in all respects to the Lender, unless the acquired business is merged entirely into the Borrower and (ii) a security interest in and to all of the assets of the acquired entity.

c. The term of the Acquisition Facility shall expire on the Revolving Credit Maturity Date. As of and after such date Borrower shall not request and Lender shall not make any further Advances under the Acquisition Facility.

2.3. [Intentionally Omitted.]

2.4. Advances and Payments:

a. Except to the extent otherwise set forth in this Agreement (or in the case of an Interest Hedging Instrument under the applicable agreements), all payments of principal and of interest on the Revolving Credit and all Expenses, fees, indemnification obligations and all other charges and any other Obligations of Borrower, shall be made to Lender at its office at 275 Broadhollow Road, Melville, New York 11747 in United States dollars, in immediately available funds. Lender shall have the unconditional right and discretion (and Borrower hereby authorizes Lender) to charge Borrower’s operating and/or deposit account(s) for all of Borrower’s Obligations as they become due from time to time under this Agreement including, without limitation, interest, principal, fees, indemnification obligations and reimbursement of Expenses. Alternatively, Lender may in its discretion (and Borrower hereby authorizes Lender to) make a cash Advance under the Revolving Credit in a sum sufficient to pay all interest accrued and payable on the Obligations and to pay all costs, fees and Expenses owing hereunder. Any payments received prior to 2:00 p.m. Eastern time on any Business Day shall be deemed received on such Business Day. Any payments (including any payment in full of the Obligations), received after 2:00 p.m. Eastern time on any Business Day shall be deemed received on the immediately following Business Day.

b. [Intentionally Omitted.]

c. i. Cash Advances which may be made by Lender from time to time under the Revolving Credit or the Acquisition Facility shall be made available by crediting such proceeds to Borrower’s operating account with Lender. All Advances under the Revolving Credit requested by Borrower must be in the minimum amount of One Hundred Thousand Dollars ($100,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess thereof and must be requested by 11: A.M., Eastern time, on the date such cash Advance is to be made.

ii. All cash Advances requested by Borrower under the Acquisition Facility must be in the minimum amount of One Hundred Thousand Dollars ($100,000.00). All cash Advances under the Acquisition Facility must be requested not later than five (5) days prior to the date such cash Advance is to be made. All requests under the Acquisition Facility shall also be accompanied by documentation satisfactory to the Lender evidencing the proposed Permitted Acquisition, including without limitation a definitive purchase agreement, for the purpose of determining the proposed Permitted Acquisition’s complementary nature to the businesses of Borrower or Guarantor.

iii. All requests for an Advance are to be in writing pursuant to a Borrowing Notice (in the form attached hereto as Exhibit B-1) satisfactory to Lender, which request is to be executed by an Authorized Officer. Such request may be sent by telecopy or facsimile transmission provided that Lender shall have the right to require, exercisable before 4:00 p.m. on the next business day, that receipt of such request not be effective unless confirmed via telephone with Lender.

iv. Upon receiving a request for an Advance in accordance with subparagraph (ii)(a) above, and subject to the conditions set forth in this Agreement, Lender shall make the requested Advance available to Borrower as soon as is reasonably practicable thereafter in the case of the Revolving Credit on the day the requested Advance is to be made.

v. Upon receiving a request for an Advance in accordance with subparagraph (ii)(b) above, and subject to the conditions set forth in this Agreement. Including the determination the proposed acquisition would constitute a Permitted Acquisition, Lender shall make the requested Advance available to Borrower on the day the requested Advance is to be made.

2.5. Payment of Interest and Principal:

a. The unpaid principal balance of cash Advances under the Revolving Credit and the Acquisition Facility shall bear interest, subject to the terms hereof, at the per annum rate equal to the Base Rate. Changes in the interest rate applicable to the Revolving Credit shall become effective on the same day that there is a change in the Base Rate. Interest on the Revolving Credit and the Acquisition Facility shall be payable monthly, in arrears, on the first day of each calendar month, beginning on the first day of the first full calendar month after the Closing Date. The entire outstanding principal amount, together with interest and all other amounts due under the Revolving Credit Note, shall be due and payable on the Maturity Date.

2.6. Additional Interest Provisions:

a. Interest on the Loans shall be calculated on the basis of a year of three hundred sixty (360) days but charged for the actual number of days elapsed.

b. After the occurrence and during the continuance of an Event of Default hereunder, the per annum effective rate of interest on all outstanding principal under the Loans, shall be increased by four hundred (400) basis points. All such increases may be applied retroactively to the date of the occurrence of the Event of Default. Borrower agrees that the default rate payable to Lender is a reasonable estimate of Lender’s damages and is not a penalty.

c. All contractual rates of interest chargeable on outstanding principal under the Loans shall continue to accrue and be paid even after Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind or the happening of any event or occurrence similar or dissimilar.

d. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Lender has charged or received interest hereunder in excess of the highest applicable rate, Lender shall apply, in its sole discretion, and set off such excess interest received by Lender against other Obligations due or to become due and such rate shall automatically be reduced to the maximum rate permitted by such law.

2.7. Fees and Charges:

a. Borrower shall pay a quarterly facility fee equal to twenty–five (25) basis points on the unused portion of the Revolving Credit calculated as of the end of each calendar quarter (the “Revolving Credit Fee”). The Revolving Credit Fee shall be payable on the first business day of each calendar quarter during the term hereof.

b. Borrower shall unconditionally pay to Lender a late charge equal to five percent (5%) of any and all payments of principal or interest on the Loans that is not paid within fifteen (15) days of the due date. Such late charge shall be due and payable regardless of whether Lender has accelerated the Obligations. Borrower agrees that any late fee payable to Lender is a reasonable estimate of Lender’s damages and is not a penalty.

c. Borrower has previously paid a facility fee of $50,000 which has been fully earned by the Lender

2.8. Prepayments: Borrower may prepay the Loans in whole or in part at any time or from time to time, without penalty or premium. Any prepayment shall be accompanied by all accrued and unpaid interest.

2.9. Use of Proceeds: The extensions of credit under and proceeds of the Revolving Credit shall be used for short-term working capital and general corporate purposes as determined by Borrower. The extensions of credit under and proceeds of the Acquisition Facility shall be used for Permitted Acquisitions.

2.10. Capital Adequacy: If any present or future law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which Lender allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the reasonable opinion of Lender, the rate of return on Lender’s capital with regard to the Loans is reduced to a level below that which Lender would have achieved but for such circumstances, then in such case and upon notice from Lender to Borrower, from time to time, Borrower shall pay Lender such additional amount or amounts as shall compensate Lender for such reduction in Lender’s rate of return. A notice to Borrower from Lender as to the amount of that reduction and showing the basis of the computation thereof submitted by Lender to Borrower shall be presumptive evidence of the matters set forth therein.

SECTION III. COLLATERAL

3.1. Collateral: As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in this Agreement and the other Loan Documents:

a. Personal Property: Borrower hereby assigns and grants to Lender, a continuing Lien on and first priority security interest in, upon and to all assets of Borrower, including but not limited to the following Property, all whether now owned or hereafter acquired, created or arising and wherever located:

i. Accounts - All Accounts;

ii. Chattel Paper - All Chattel Paper;

iii. Documents - All Documents;

iv. Instruments - All Instruments;

v. Inventory - All Inventory;

vi. General Intangibles - All General Intangibles;

vii. Equipment - All Equipment,

viii. Fixtures - All Fixtures;

ix. Deposit Accounts - All Deposit Accounts;

x. Goods - All Goods;

xi. Letter of Credit Rights - All Letter of Credit Rights;

xii. Supporting Obligations - All Supporting Obligations;

xiii. Investment Property - All Investment Property;

xiv. Commercial Tort Claims - All Commercial Tort Claims identified and described on Schedule “5.20” (as amended or supplemented from time to time);

xv. Property in Lender’s Possession - All Property of Borrower, now or hereafter in Lender’s possession; and

xvi. Proceeds - The Proceeds (including, without limitation, insurance proceeds), whether cash or non-cash, of all of the foregoing property described in clauses (i) through (viii).

3.2. Lien Documents: At Closing and thereafter as Lender deems necessary, Borrower shall execute and/or deliver to Lender, or have executed and delivered (all in form and substance satisfactory to Lender and its counsel):

a. Financing statements pursuant to the UCC, which Lender may file in the jurisdiction where Borrower is organized and in any other jurisdiction that Lender deems appropriate;

b. Any other agreements, documents, instruments and writings, including, without limitation, intellectual property security agreements, required by Lender to evidence, perfect or protect the Liens and security interests in the Collateral or as Lender may reasonably request from time to time.

3.3. Other Actions:

a. In addition to the foregoing, Borrower shall do anything further that may be reasonably required by Lender to secure Lender and effectuate the intentions and objects of this Agreement, including, without limitation, the execution and delivery of security agreements, contracts and any other documents required hereunder. At Lender’s reasonable request, Borrower shall also immediately deliver (with execution by Borrower of all necessary documents or forms to reflect, implement or enforce the Liens described herein), or cause to be delivered to Lender all items for which Lender must receive possession to obtain a perfected security interest, including without limitation, all notes, stock powers, letters of credit, certificates and documents of title, Chattel Paper, Warehouse Receipts, Instruments, and any other similar instruments constituting Collateral.

b. Lender is hereby authorized to file financing statements and amendments to financing statements without Borrower’s signature, in accordance with the UCC. Borrower hereby authorizes Lender to file all such financing statements and amendments to financing statements describing the Collateral in any filing office as Lender, in its sole discretion may determine, including financing statements listing “All Assets” in the collateral description therein. Borrower agrees to comply with the requests of Lender in order for Lender to have and maintain a valid and perfected first security interest in the Collateral including, without limitation, executing and causing any other Person to execute such documents as Lender may require to obtain Control over all Deposit Accounts, Letter of Credit Rights and Investment Property.

3.4. Searches, Certificates:

a. Lender shall, prior to or at Closing, and thereafter as Lender may reasonably determine from time to time, at Borrower’s expense, obtain the following searches (the results of which are to be consistent with the warranties made by Borrower in this Agreement):

i. UCC searches with the Secretary of State and local filing office of each state where Borrower (and Guarantor) is organized, maintains its executive office, a place of business, or assets; and

ii. judgment, state and federal tax lien and corporate tax lien searches, in all applicable filing offices of each state searched under subparagraph (i) above.

b. Borrower shall, prior to or at Closing and at its expense, obtain and deliver to Lender good standing certificates showing Borrower and each corporate Guarantor to be in good standing in its state of organization and in each other state in which it is doing and presently intends to do business for which qualification is required.

3.5. Landlord’s and Warehouseman’s Waivers: Borrower will cause each owner of any premises occupied by Borrower or to be occupied by Borrower and each warehouseman of any warehouse, where, in either event Collateral is held, to execute and deliver to Lender an instrument, in form and substance satisfactory to Lender, under which such owner(s) or warehouseman subordinates its/his/their interests in and waives its/his/their right to distrain on or foreclose against the Collateral and agrees to allow Lender to remain on such premises to dispose of or deal with any Collateral located thereon.

3.6. Filing Security Agreement: A carbon, photographic or other reproduction or other copy of this Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement.

3.7. Power of Attorney: Each of the officers of Lender is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrower (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to Borrower and constitute collections on Borrower’s Accounts or proceeds of other

Collateral; (b) execute and/or file in the name of Borrower any financing statements, schedules, assignments, instruments, documents and statements that Borrower is obligated to give Lender hereunder or is necessary to perfect (or continue or evidence the perfection of such security interest or Lien) Lender’s security interest or Lien in the Collateral; and (c) during the continuance of an Event of Default, do such other and further acts and deeds in the name of Borrower that Lender may reasonably deem necessary or desirable to enforce any Account or other Collateral.

SECTION IV. CLOSING AND CONDITIONS PRECEDENT TO ADVANCES

Closing under this Agreement is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and Lender’s counsel):

4.1. Resolutions, Opinions, and Other Documents: Borrower shall have delivered, or caused to be delivered to Lender the following:

a. this Agreement, the Note and each of the other Loan Documents all properly executed;

b. financing statements and each of the other documents to be executed and/or delivered by Borrower or any other Person pursuant to this Agreement;

c. certified copies of (i) resolutions of Borrower’s and each Guarantor’s board of directors’ or managing members (as applicable) authorizing the execution, delivery and performance of this Agreement, the Note to be issued hereunder and each of the other Loan Documents required to be delivered by any Section hereof and (ii) Borrower’s and each Guarantor’s articles or certificate of incorporation and by-laws or certificate of formation and shareholders’ agreement or operating agreement, as applicable;

d. an incumbency certificate for Borrower and each Guarantor identifying all Authorized Officers, with specimen signatures;

e. a written opinion of Borrower’s independent counsel addressed to Lender and opinions of such other counsel as Lender deems reasonably necessary;

f. such financial statements, reports, certifications and other operational information as Lender may reasonably require, satisfactory in all respects to Lender;

g. certification by the president of Borrower that there has not occurred any Material Adverse Effect in the operations and condition (financial or otherwise) of Borrower since June 30, 2007;

h. payment by Borrower of all fees including, without limitation, the Lender’s fees and expenses associated with the Loans;

i. searches and certificates required under Section 3.4;

j. an initial Borrowing Notice dated the Closing Date;

k. a pledge agreement from the Guarantor pledging all of the capital stock of Borrower as collateral; and

l. such other documents reasonably required by Lender.

4.2. Absence of Certain Events: At the Closing Date, no Default or Event of Default hereunder shall have occurred and be continuing.

4.3. Warranties and Representations at Closing: The warranties and representations contained in Section 5 as well as any other Section of this Agreement shall be true and correct in all respects on the Closing Date with the same effect as though made on and as of that date. Borrower shall not have taken any action or permitted any condition to exist which would have been prohibited by any Section hereof.

4.4. Compliance with this Agreement: Borrower shall have performed and complied with all agreements, covenants and conditions contained herein including, without limitation, the provisions of Sections 6 and 7 hereof, which are required to be performed or complied with by Borrower before or at the Closing Date.

4.5. Officers’ Certificate: Lender shall have received a certificate dated the Closing Date and signed by the chief financial officer of Borrower certifying that all of the conditions specified in this Section have been fulfilled.

4.6. Closing: Subject to the conditions of this Section, the Loans shall be made available on such date (the “Closing Date”) and at such time as may be mutually agreeable to the parties contemporaneously with the execution hereof (“Closing”) at the Bank’s office at 330 5th Avenue, New York, NY 10018.

4.7. Waiver of Rights: By completing the Closing hereunder, or by making Advances hereunder, Lender does not thereby waive a breach of any warranty or representation made by Borrower hereunder or under any agreement, document, or instrument delivered to Lender or otherwise referred to herein, and any claims and rights of Lender resulting from any breach or misrepresentation by Borrower are specifically reserved by Lender.

4.8. Conditions for Future Advances: The making of Advances under the Revolving Credit in any form following the Closing Date is subject to the following conditions precedent (all instruments, documents and agreements to be in form and substance satisfactory to Lender and its counsel) following the Closing Date:

a. this Agreement and each of the other Loan Documents shall be effective;

b. no event or condition shall have occurred or become known to Borrower, or would result from the making of any requested Advance, which could have a Material Adverse Effect;

c. no Default or Event of Default then exists or after giving effect to the making of the Advance would exist;

d. each Advance is within and complies with the terms and conditions of this Agreement including, without limitation, the notice provisions contained in Section 2.4 hereof;

e. no Lien (other than a Permitted Lien) has been imposed on Borrower; and

f. each representation and warranty set forth in Section 5 and any other Loan Document in effect at such time (as amended or modified from time to time) is then true and correct in all material respects as if made on and as of such date except to the extent such representations and warranties are made only as of a specific earlier date.

4.9 So long as any part of the Indebtedness is outstanding. Borrower shall maintain its primary business deposit accounts with Lender.

SECTION V. REPRESENTATIONS AND WARRANTIES

To induce Lender to complete the Closing and make the initial Advances under the Revolving Credit and Loans to Borrower, Borrower warrants and represents to Lender that:

5.1. Corporate Organization and Validity:

a. Borrower (i) is a corporation, duly organized and validly existing under the laws of the state of New York, (ii) has the appropriate power and authority to operate its business and to own its Property and (iii) is duly qualified, is validly existing and in good standing and has lawful power and authority to engage in the business it conducts in each state where the nature and extent of its business requires qualification, except where the failure to so qualify does not nor could not reasonably be predicted to have a Material Adverse Effect. A list of all states and other jurisdictions where Borrower is qualified to do business is shown on Schedule “5.1” attached hereto and made part hereof.

b. The making and performance of this Agreement and the other Loan Documents will not violate any law, government rule or regulation, court or administrative order or other such order, or the charter, minutes or bylaw provisions of Borrower, or of Borrower’s shareholder’s agreement, operating agreement or partnership agreement, as applicable, or violate or result in a default (immediately or with the passage of time) under any contract, agreement or instrument to which Borrower is a party, or by which Borrower is bound. Borrower is not in violation of any term of any agreement or instrument to which it is a party or by which it may be bound which violation has caused or is reasonably likely to cause a Material Adverse Effect, or of its charter, minutes or bylaw provisions, or of Borrower’s operating agreement or partnership agreement, as applicable,

c. Borrower has all requisite power and authority to enter into and perform this Agreement and to incur the obligations herein provided for, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and the other Loan Documents as applicable.

d. This Agreement, the Notes to be issued hereunder, and all of the other Loan Documents, when delivered, will be valid and binding upon Borrower, and enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

5.2. Places of Business: The only places of business of Borrower, and the places where Borrower keeps and intends to keep its Property, are at the addresses shown on Schedule “5.2” attached hereto and made part hereof.

5.3. Pending Litigation: There are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of Borrower, threatened, against Borrower in any court or before any Governmental Authority except as shown on Schedule “5.3” attached hereto and made part hereof. To the knowledge of Borrower, there are no investigations (civil or criminal) pending or threatened against Borrower in any court or before any Governmental Authority. Borrower is not in default with respect to any order of any Governmental Authority. To the knowledge of Borrower, no shareholder or executive officer of Borrower has been indicted in connection with or convicted of engaging in any criminal conduct, or is currently subject to any lawsuit or proceeding or under investigation in connection with any anti-racketeering or other conduct or activity which may result in the forfeiture of any property to any Governmental Authority.

5.4. Title to Properties: Borrower has good and marketable title in fee simple (or its equivalent under applicable law) to all the Property it purports to own, free from Liens and free from the claims of any other Person, except for Permitted Liens.

5.5. Governmental Consent: Neither the nature of Borrower or of its business or Property, nor any relationship between Borrower and any other Person, nor any circumstance affecting Borrower in connection with the issuance or delivery of this Agreement, the Note or any other Loan Documents is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of Borrower.

5.6. Taxes: All tax returns required to be filed by Borrower in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon Borrower, or upon any of its Property, income or franchises, which are shown to be due and payable on such returns have been paid, except for those taxes being contested in good faith with due diligence by appropriate proceedings for which appropriate reserves have been maintained under GAAP and as to which no Lien has been entered. Borrower is not aware of any proposed additional tax assessment or tax to be assessed against or applicable to Borrower.

5.7. Financial Statements: The annual management prepared balance sheet of Borrower as of December 31, 2006, and the related statements of profit and loss, stockholder’s equity and cash flow as of such (complete copies of which have been delivered to Lender), and the interim consolidated (if applicable) balance sheet of Borrower as of June 30, 2007, and the related statements of profit and loss, stockholder’s equity and cash flow as of such date have been prepared in accordance with GAAP and present fairly the financial position of Borrower as of such dates and the results of its operations for such periods. The fiscal year for Borrower currently ends on December 31. Borrower’s federal tax identification number and state organizational identification number for UCC purposes are as shown on Schedule “5.7” attached hereto and made part hereof.

5.8. Full Disclosure: The financial statements referred to in Section 5.7 of this Agreement do not, nor does any other written statement of Borrower to Lender in connection with the negotiation of the Loans, contain any untrue statement of a material fact. Such statements do not omit a material fact, the omission of which would make the statements contained therein misleading. There is no fact known to Borrower which has not been disclosed in writing to Lender which has or is reasonably likely to have a Material Adverse Effect.

5.9. Subsidiaries: Borrower does not have any Subsidiaries or Affiliates, except as shown on Schedule “5.9” attached hereto and made part hereof.

5.10. Investments, Guarantees, Contracts, etc.:

a. Borrower does not own or hold equity or long term debt investments in, or have any outstanding advances to, any other Person, except as shown on Schedule “5.10(a),” attached hereto and made part hereof.

b. Borrower has not entered into any leases for real or personal Property (whether as landlord or tenant or lessor or lessee), except as shown on Schedule “5.10(b),” attached hereto and made part hereof.

c. Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which has or is reasonably likely to have a Material Adverse Effect.

d. Except as otherwise specifically provided in this Agreement, Borrower has not agreed or consented to cause or permit any of its Property whether now owned or hereafter acquired to be subject in the future (upon the happening of a contingency or otherwise), to a Lien not permitted by this Agreement.

5.11. Government Regulations, etc.:

a. The use of the proceeds of and Borrower’s issuance of the Note will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of

1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Borrower does not own or intend to carry or purchase any “margin stock” within the meaning of said Regulation U.

b. Borrower has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its Property and for the conduct of its business.

c. As of the date hereof, no employee benefit plan (“Pension Plan”), as defined in Section 3(2) of ERISA, maintained by Borrower or under which Borrower could have any liability under ERISA (i) has failed to meet the minimum funding standards established in Section 302 of ERISA, (ii) has failed to comply in a material respect with all applicable requirements of ERISA and of the Internal Revenue Code, including all applicable rulings and regulations thereunder, (iii) has engaged in or been involved in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code which would subject Borrower to any material liability, or (iv) has been terminated if such termination would subject Borrower to any material liability. Borrower has not assumed, or received notice of a claim asserted against Borrower for, withdrawal liability (as defined in Section 4207 of ERISA) with respect to any multi employer pension plan and is not a member of any Controlled Group (as defined in ERISA). Borrower has timely made all contributions when due with respect to any multi employer pension plan in which it participates and no event has occurred triggering a claim against Borrower for withdrawal liability with respect to any multi employer pension plan in which Borrower participates. All Employee Benefit Plans and multi employer pension plans in which Borrower participates are shown on Schedule “5.11(c)” attached hereto and made part hereof.

d. Borrower is not in violation of or receipt of written notice that it is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or of any other jurisdiction, or of any agency, or department thereof, (including, without limitation, Environmental Laws or government procurement regulations), a violation of which causes or is reasonably likely to cause a Material Adverse Effect.

e. Borrower is current with all reports and documents required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

5.12. Business Interruptions: Within five (5) years prior to the date hereof, none of the business, Property or operations of Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against Borrower. There are no pending or, to Borrower’s knowledge, threatened labor disputes, strikes, lockouts or similar occurrences or grievances affecting Borrower. No labor contract of Borrower is scheduled to expire prior to the Revolving Credit Maturity Date.

5.13. Names and Intellectual Property:

a. Within five (5) years prior to the Closing Date, Borrower has not conducted business under or used any other name (whether corporate or assumed) except for the names shown on Schedule “5.13(a)” attached hereto and made part hereof. Except to the extent that Borrower may conduct business under a name utilizing the work “Newtek” the ownership of which is with Guarantor, Borrower is the sole owner of all names listed on such Schedule “5.13(a)” and any and all business done and all invoices issued in such trade names are Borrower’s sales, business and invoices. Each trade name of Borrower, including business conducted under a name utilizing the work “Newtek”, represents a division or trading style of Borrower and not a separate Subsidiary or Affiliate or independent entity.

b. All trademarks, service marks, patents or copyrights which Borrower uses, plans to use or has a right to use are shown on Schedule “5.13(b)” attached hereto and made part hereof and Borrower is the sole owner of such Property except to the extent any other Person has claims or rights in such Property, as such claims and rights are shown on Schedule “5.13(b)”. Borrower is not in violation of any rights of any other Person with respect to such Property.

c. Except as shown on Schedule “5.13(c)” attached hereto and made part hereof, (i) Borrower does not require any copyrights, patents, trademarks or other intellectual property, or any license(s) to use any patents, trademarks or other intellectual property in order to provide services to its customers in the ordinary course of business; and (ii) Lender will not require any copyrights, patents, trademarks or other intellectual property or any licenses to use the same in order to provide such services after the occurrence of an Event of Default.

5.14. Other Associations: Borrower is not engaged and has no interest in any joint venture or partnership with any other Person except as shown on Schedule “5.14,” attached hereto and made part hereof.

5.15. Environmental Matters: Except as shown on Schedule “5.15,” attached hereto and made part hereof:

a. To the Borrower’s knowledge after due inquiry, no Property presently owned, leased or operated by Borrower contains, or has previously contained, any Hazardous Substances in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

b. To the Borrower’s knowledge after due inquiry, Borrower is in compliance, and, for the duration of all applicable statutes of limitations periods, has been in compliance with all applicable Environmental Laws, and there is no contamination at, under or about any properties presently owned, leased, or operated by Borrower or violation of any Environmental Law with respect to such properties which could reasonably be expected to interfere with any of their continued operations or reasonably be expected to impair the fair saleable value thereof.

c. Borrower has not received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws and Borrower has no knowledge that any such notice will be received or is being threatened.

d. Hazardous Substances have not been transported or disposed of in a manner or to a location which are reasonably likely to give rise to liability of Borrower under any Environmental Law.

e. No judicial proceeding or governmental or administrative action is pending, or to the knowledge of Borrower, threatened under any Environmental Law to which Borrower is, or to Borrower’s knowledge will be, named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding, the implementation of which is reasonably likely to have a Material Adverse Effect on Borrower’s business, financial condition, Property or prospects under any Environmental Law.

5.16. Regulation O: No director, executive officer or principal shareholder of Borrower is a director, executive officer or principal shareholder of Lender. For the purposes hereof the terms “director” “executive officer” and “principal shareholder” (when used with reference to Lender), have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

5.17. Capital Stock: The authorized and outstanding Capital Stock of Borrower is as shown on Schedule “5.17” attached hereto and made part hereof. All of the Capital Stock of Borrower has been duly and validly authorized and issued and is fully paid and non-assessable and has been sold and delivered to the holder thereof in compliance with, or under valid exemption from, all Federal and state laws and the rules and regulations of all Governmental Authorities governing the sale and delivery of securities. Except for the rights and obligations shown on Schedule “5.17,” there are no subscriptions, warrants, options, calls, commitments, rights or agreements by which Borrower or any of the shareholders of Borrower is bound relating to the issuance, transfer, voting or redemption of shares of its Capital Stock or any pre-emptive rights held by any Person with respect to the shares of Capital Stock of Borrower. Except as shown on Schedule “5.17,” Borrower has not issued any securities convertible into or exchangeable for shares of its Capital Stock or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.18. Solvency: After giving effect to the transactions contemplated under this Agreement, Borrower is solvent, is able to pay its debts as they become due, and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now owns Property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Borrower’s debts. Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder.

5.19. Perfection and Priority: This Agreement and the other Loan Documents are effective to create in favor of Lender legal, valid and enforceable Liens in all right, title and interest of Borrower in the Collateral, and when financing statements have been filed in the offices of the jurisdictions shown on Schedule “5.19,” attached hereto and made part hereof under Borrower’s name, Borrower will have granted to Lender, and Lender will have perfected first priority Liens in the Collateral, superior in right to any and all other Liens, existing or future.

5.20. Commercial Tort Claims: As of the Closing Date, Borrower is not a party to any Commercial Tort Claims, except as shown on Schedule “5.20” attached hereto and made part hereof.

5.21. Letter of Credit Rights: As of the Closing Date, Borrower has no rights under an outstanding letter of credit, except as shown on Schedule “5.21,” attached hereto and made part hereof.

5.22. Deposit Accounts: All deposit accounts of Borrower are shown on Schedule “5.22,” attached hereto and made part hereof.

SECTION VI. BORROWER’S AFFIRMATIVE COVENANTS

Borrower covenants that until all of the Obligations are paid and satisfied in full and the Revolving Credit has been terminated, that:

6.1. Payment of Taxes and Claims: Borrower shall pay, before they become delinquent, all taxes, assessments and governmental charges, or levies imposed upon it, or upon Borrower’s Property, and all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons, entitled to the benefit of statutory or common law Liens which, in any case, if unpaid, would result in the imposition of a Lien upon its Property; provided however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or demand if the amount, applicability or validity thereof, shall at the time, be contested in good faith and by appropriate proceedings by Borrower, and if Borrower shall have set aside on its books adequate reserves in respect thereof, if so required in accordance with GAAP; which deferment of payment is permissible so long as no Lien other than a Permitted Lien has been entered and Borrower’s title to, and its right to use, its Property are not materially adversely affected thereby.

6.2. Maintenance of Properties and Corporate Existence:

a. Property - Borrower shall maintain its Property in good condition (normal wear and tear excepted) make all necessary renewals, replacements, additions, betterments and improvements thereto and will pay and discharge when due the cost of repairs and maintenance to its Property, and will pay all rentals when due for all real estate leased by Borrower.

b. Property Insurance, Public and Products Liability Insurance - Borrower shall maintain insurance (i) on all insurable tangible Property against fire, flood, casualty and such other hazards (including, without limitation, extended coverage, workmen’s compensation, boiler and machinery, with inflation coverage by endorsement) and (ii) against public liability, product liability and business interruption, in each case in such amounts, with such deductibles and with such insurers as are customarily used by companies operating in the same industry and geographic area as Borrower. At or prior to Closing, Borrower shall furnish Lender with duplicate original policies of insurance or such other evidence of insurance as Lender may require, and any certificates of insurance shall be issued on Accord Form-27. In the event Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premium(s) on any such insurance, Lender may do so for Borrower, but Borrower shall continue to be liable for the same. The policies of all such casualty insurance shall contain standard Lender’s Loss Payable Clauses (and, with respect to liability and interruption insurance, additional insured clauses) issued in favor of Lender under which all losses thereunder shall be paid to Lender as Lender’s interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without thirty (30) days prior written notice to Lender and shall insure Lender notwithstanding the act or neglect of Borrower. With respect to any single claim which exceeds $500,000 or any series of claims in any twelve month period which in the aggregate $1,500,000, Borrower hereby appoints Lender as Borrower’s attorney-in-fact, exercisable at Lender’s option to endorse any check which may be payable to Borrower in order to collect the proceeds of such insurance and any amount or amounts collected by Lender pursuant to the provisions of this Section may be applied by Lender, in its sole discretion, to any Obligations or to repair, reconstruct or replace the loss of or damage to Collateral as Lender in its discretion may from time to time determine. Borrower further covenants that all insurance premiums owing under its current policies have been paid. Borrower shall notify Lender, immediately, upon Borrower’s receipt of a notice of termination, cancellation, or non-renewal from its insurance company of any such policy.

c. Financial Records - Borrower shall keep current and accurate books of records and accounts in which full and correct entries will be made of all of its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Borrower shall not change its fiscal year end date without the prior written consent of Lender.

d. Corporate Existence and Rights - Borrower shall do (or cause to be done) all things necessary to preserve and keep in full force and effect its existence, good standing, rights and franchises.

e. Compliance with Laws - Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including, without limitation, Environmental Laws and government procurement regulations) and shall obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its businesses, which violation or failure to obtain causes or could cause a Material Adverse Effect. Borrower shall timely satisfy all assessments, fines, costs and penalties imposed (after exhaustion of all appeals, provided a stay has been put in effect during such appeal) by any Governmental Authority against Borrower or any Property of Borrower.

6.3. Business Conducted: Borrower shall continue in the business presently operated by it using its best efforts to maintain its customers and goodwill. Borrower shall not engage, directly or indirectly, in any material respect in any line of business substantially different from the businesses conducted by Borrower immediately prior to the Closing Date.

6.4. Litigation: Borrower shall give prompt notice to Lender of any litigation claiming in excess of One Hundred Thousand Dollars ($100,000.00) from Borrower, or which is reasonably likely to have a Material Adverse Effect.

6.5. Issue Taxes: Borrower shall pay all taxes (other than taxes based upon or measured by any Lender’s income or revenues or any personal property tax), if any, in connection with the issuance of the Notes and the recording of any lien documents. The obligations of Borrower hereunder shall survive the payment of Borrower’s Obligations hereunder and the termination of this Agreement.

6.6. Bank Accounts: Borrower and each Guarantor shall maintain their primary depository and disbursement account(s) with Lender.

6.7. Employee Benefit Plans: Borrower shall (a) fund all of its Pension Plan(s) in a manner that will satisfy the minimum funding standards of Section 302 of ERISA, (b) furnish Lender, promptly upon Lender’s request, with copies of all reports or other statements filed with the United States Department of Labor, the PBGC or the IRS with respect to all Pension Plan(s), or which Borrower, or any member of a Controlled Group, may receive from the United States Department of Labor, the IRS or the PBGC, with respect to all such Pension Plan(s), and (c) promptly advise Lender of the occurrence of any reportable event (as defined in Section 4043 of ERISA, other than a reportable event for which the thirty (30) day notice requirement has been waived by the PBGC) or prohibited transaction (under Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to any such Pension Plan(s) and the action which Borrower proposes to take with respect thereto. Borrower will make all contributions when due with respect to any multi employer pension plan in which it participates and will promptly advise Lender upon (x) its receipt of notice of the assertion against Borrower of a claim for withdrawal liability, (y) the occurrence of any event which, to the Borrower’s knowledge, would trigger the assertion of a claim for withdrawal liability against Borrower, and (z) upon the occurrence of any event which, to the Borrower’s knowledge, would place Borrower in a Controlled Group as a result of which any member (including Borrower) thereof may be subject to a claim for withdrawal liability, whether liquidated or contingent.

6.8. Financial Covenants: During the term of the Loan, Borrower shall comply with the following financial covenants:

(a) A Fixed Charge Coverage Ratio of at least 1.20:1, to be tested, on a rolling four quarter basis, as of the Closing Date based upon numbers for the quarter ended June 30, 2007 and, thereafter, quarterly commencing with the quarter ending December 31, 2007.; and

(b) A maximum Funded Debt to EBITDA ratio of not more than 2.25:1, to be tested, on a rolling four quarter basis, as of the Closing Date based upon numbers for the quarter ended June 30, 2007 and, thereafter, quarterly on a rolling four quarter basis, commencing with the quarter ending December 31, 2007.

6.9. Financial and Business Information: Borrower shall deliver or cause to be delivered to Lender the following:

a. Financial Statements and Collateral Reports: such data, reports, statements and information, financial or otherwise, as Lender may reasonably request, including, without limitation:

i. within forty-five (45) days after the end of each fiscal quarter of Borrower and any Subsidiary, internally prepared financial statements of income and cash flow, together with a balance sheet of Borrower and any Subsidiary, on a compilation basis, setting forth in each case in comparative form the corresponding figures as at the end of the same quarter for the previous fiscal quarter of the Borrower and any Subsidiary;

ii. within one hundred twenty (120) days after the end of each fiscal year of Borrower and any Subsidiary, management prepared financial statements (with footnotes) of income and cash flow, together with a balance sheet of Borrower and any Subsidiary, on a compilation basis, setting forth in each case in comparative form the corresponding figures as at the end of the previous fiscal year of the Borrower and any Subsidiary;

iii. within one hundred twenty (120) days after the end of each fiscal year of Guarantor: (i) the consolidated and consolidating (if applicable) income and cash flow statements of Guarantor, and each of the Subsidiaries, for such year, and the consolidated and consolidating (if applicable) balance sheet of Guarantor, and each of its respective Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, prepared on an audited basis by an independent public accounting firm acceptable to Lender, and unqualifiedly certified to have been prepared in accordance with GAAP or (ii) the Guarantor’s Annual Report on Form 10-K as filed with the United States Securities And Exchange Commission ;

iv. within twenty (20) days of filing, but in no event more than fifteen (15) days after the last permitted extension for filing without penalty, Borrower shall provide Lender with signed federal tax returns.

Borrower further agrees that, if requested by Lender, it shall promptly furnish Lender with copies of all reports filed with any federal, state or local Governmental Authority.

b. Notice of Event of Default - promptly upon a director or executive officer of the Borrower obtaining knowledge of the existence of any condition or event which constitutes a Default or an Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action Borrower is taking (and proposes to take) with respect thereto.

c. Notice of Claimed Default - promptly upon receipt by Borrower, notice of default, oral or written, given to Borrower by any creditor for Indebtedness for borrowed money, otherwise holding long term Indebtedness of Borrower in excess of Ten Thousand Dollars ($10,000.00);

d. Securities and Other Reports - if Borrower shall be required to file reports with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency.

6.10. Officers’ Certificates: Along with the set of financial statements delivered to Lender pursuant to Section 6.8(a) hereof, Borrower and each corporate Guarantor, shall deliver to Lender a certificate (“Quarterly Compliance Certificate”) (in the form of Exhibit “B,” attached hereto and made part hereof) from the chief financial officer, chief executive officer or president of Borrower and each corporate Guarantor (and as to certificates accompanying the annual financial statements of Borrower and each corporate Guarantor, also certified by Borrower’s independent certified public accountant) setting forth:

a. Event of Default - that the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his/her supervision) a review of the transactions and conditions of Borrower and each corporate Guarantor from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Borrower and/or each corporate Guarantor has taken or proposes to take with respect thereto.

b. Covenant Compliance - the information (including detailed calculations) required in order to establish that Borrower is in compliance with the requirements of Section 6.8 of this Agreement, as of the end of the period covered by the financial statements delivered.

6.11. Audits and Inspection: Borrower shall permit any of Lender’s officers or other representatives to visit and inspect upon reasonable notice during business hours any of the locations of Borrower, to examine and audit all of Borrower’s books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and independent certified public accountants all at Borrower’s expense at the standard rates charged by Lender for such activities, plus Lender’s reasonable out-of-pocket expenses (all of which amounts shall be Expenses).

6.12. [Omitted].

6.13. Information to Participant: Lender may divulge to any participant, assignee or co-lender or prospective participant, assignee or co-lender it may obtain in the Revolving Credit or any portion thereof, all information, and furnish to such Person copies of any reports, financial statements, certificates, and documents obtained under any provision of this Agreement, or related agreements and documents.

6.14. Material Adverse Developments: Borrower agrees that immediately upon obtaining knowledge of any development or other information outside the ordinary course of business (and excluding matters of a general economic, financial or political nature) which would reasonably be expected to have a Material Adverse Effect it shall give to Lender telephonic notice specifying the nature of such development or information and such anticipated effect. In addition, such verbal communication shall be confirmed by written notice thereof to Lender on the same day such verbal communication is made or the next Business Day thereafter.

6.15. Places of Business: Borrower shall give thirty (30) days prior written notice to Lender of any changes in the location of any of its respective places of business, of the places where records concerning its Accounts or where its Inventory are kept, or the establishment of any new, or the discontinuance of any existing place of business; provided that Borrower may not establish any place of business outside of the United States.

6.16. Commercial Tort Claims: Borrower will immediately notify Lender in writing in the event that Borrower becomes a party to or obtains any rights with respect to any Commercial Tort Claim. Such notification shall include information sufficient to describe such Commercial Tort Claim, including, but not limited to, the parties to the claim, the court in which the claim was commenced, the docket number assigned to such claim, if any, and a detailed explanation of the events that gave rise to the claim. Borrower shall execute and deliver to Lender all documents and/or agreements necessary to grant Lender a security interest in such Commercial Tort Claim to secure the Obligations. Borrower authorizes Lender to file (without Borrower’s signature) initial financing statements or amendments, as Lender deems necessary to perfect its security interest in the Commercial Tort Claim.

6.17. Letter of Credit Rights: Borrower shall provide Lender with written notice of any letters of credit for which Borrower is the beneficiary. Borrower shall execute and deliver (or cause to be executed or delivered) to Lender, all documents and agreements as Lender may require in order to obtain and perfect its security interest in such letters of credit.

6.18. Inter-Company and Shareholder Loans: All inter-company loans to Borrower from Guarantor or from any officer, director or employee, or affiliates shall be subordinate to this Loan.

SECTION VII. BORROWER’S NEGATIVE COVENANTS:

Borrower covenants that until all of the Obligations are paid and satisfied in full and the Revolving Credit has been terminated, that:

7.1. Merger, Consolidation, Dissolution or Liquidation:

a. Borrower shall not engage in any Asset Sale other than: (i) Inventory sold in the ordinary course of Borrower’s business, (ii) equipment that is replaced by other equipment of comparable or superior quality and value within ninety (90) days of such Asset Sale or (iii) a sale of property in one transaction or a series of transactions with a fair market value of less than Fifty Thousand Dollars ($50,000) during any six month period.

b. Borrower shall not merge or consolidate with any other Person or commence a dissolution or liquidation.

7.2. Acquisitions: Borrower shall not acquire all or a material portion of the Capital Stock or assets of any Person in any transaction or in any series of related transactions or enter into any sale and leaseback transaction other than a Permitted Acquisition.

7.3. Liens and Encumbrances: Borrower shall not: (i) execute a negative pledge agreement with any Person covering any of its Property, or (ii) cause or permit or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), its Property (including, without limitation, the Collateral), whether now owned or hereafter acquired, to be subject to a Lien or be subject to any claim except for Permitted Liens.

7.4. Transactions With Affiliates or Subsidiaries: Borrower shall not enter into any transaction with any Subsidiary or other Affiliate, including, without limitation, the purchase, sale, or exchange of Property, or the loaning or giving of funds to any Affiliate or any Subsidiary unless: (i) such Subsidiary or Affiliate is engaged in a business substantially related to the business conducted by Borrower and the transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrower’s business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm’s length transactions with any Person not an Affiliate or a Subsidiary, and so long as such transaction is not prohibited hereunder; (ii) such transaction is intended for incidental administrative purposes; or (iii) it is a dividend.

7.5. Guarantees: Excepting the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, Borrower shall not become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future Indebtedness of any kind of any Person.

7.6. Distributions, Bonuses and Other Indebtedness: Borrower shall not: (a) declare or pay any bonus compensation to its officers if an Event of Default exists or would result from the payment thereof; (b) hereafter incur or become liable for any Indebtedness other than Permitted Indebtedness; (c) make any prepayments on any existing or future Indebtedness (other than the Obligations).

7.7. Loans and Investments: Borrower shall not make or have outstanding loans, advances, extensions of credit or capital contributions to, or investments in, any Person other than Permitted Investments.

7.8. Use of Lenders’ Name: Borrower shall not use Lender’s name in connection with any of its business operations. Nothing herein contained is intended to permit or authorize Borrower to make any contract on behalf of Lender.

7.9. Miscellaneous Covenants:

a. Borrower shall not become or be a party to any contract or agreement which at the time of becoming a party to such contract or agreement materially impairs Borrower’s ability to perform under this Agreement, or under any other instrument, agreement or document to which Borrower is a party or by which it is or may be bound.

b. Borrower shall not carry or purchase any “margin stock” within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

7.10. Jurisdiction of Organization: Borrower shall not change its jurisdiction of organization.

SECTION VIII. DEFAULT

8.1. Events of Default: Each of the following events shall constitute an event of default (“Event of Default”):

a. Payments - if Borrower fails to make any payment of principal or interest, under the Obligations on the date such payment is due and payable; or

b. Other Charges - if Borrower fails to pay any other charges, fees, Expenses or other monetary obligations owing to Lender arising out of or incurred in connection with this Agreement within five (5) Business Days after the date such payment is due and payable; or

c. Particular Covenant Defaults - if Borrower fails any covenant or undertaking contained in this Agreement and (other than with respect to the covenants contained in Section 6.8 and Section 7 for which no cure period shall exist other than as set forth in 8.1(d) below), such failure continues for ten (10) Business Days after the occurrence thereof;

d. Financial Covenant Defaults - if Borrower fails to perform, comply with or observe with respect to the covenants contained in Section 6.8(a) by virtue of Distributions to the Guarantor, and such failure continues for five (5) Business Days after the occurrence thereof;

e. Financial Information - if any statement, report, financial statement, or certificate made or delivered by Borrower or any of its officers, employees or agents, to Lender is not true and correct, in all material respects, when made; or

f. Uninsured Loss - if there shall occur any uninsured damage to or loss, theft, or destruction in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate with respect to any portion of any Property of Borrower for which Borrower has not established a cash or cash equivalent reserve in the full amount of such loss; or

g. Warranties or Representations - if any warranty, representation or other statement by or on behalf of Borrower contained in or pursuant to this Agreement, the other Loan Documents or in any document, agreement or instrument furnished in compliance with, relating to, or in reference to this Agreement, is false, erroneous, or misleading in any material respect when made; or

h. Agreements with Others - (i) if Borrower shall default beyond any grace period in the payment of principal or interest of any Indebtedness of Borrower in excess of Twenty Five Thousand Dollars ($25,000.00) in the aggregate; or (ii) if Borrower otherwise defaults under the terms of any such Indebtedness if the effect of such default is to enable the holder of such Indebtedness to accelerate the payment of Borrower’s obligations, which are the subject thereof, prior to the maturity date or prior to the regularly scheduled date of payment;

i. Other Agreements with Lender - if Borrower or any Guarantor breaches or violates the terms of, or if a default (and expiration of any applicable cure period), or an Event of Default, occurs under, any Interest Hedging Instrument or any other existing or future agreement (related or unrelated) (including, without limitation, the other Loan Documents) between Borrower or any Guarantor and Lender; or

j. Judgments - if any final judgment for the payment of money in excess of Ten Thousand Dollars ($10,000.00) in the aggregate (i) which is not fully and unconditionally covered by insurance or (ii) for which Borrower has not established a cash or cash equivalent reserve in the full amount of such judgment, shall be rendered by a court of record against Borrower and such judgment shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or bonded pending appeal; or

k. Assignment for Benefit of Creditors, etc. - if Borrower makes or proposes in writing, an assignment for the benefit of creditors generally, offers a composition or extension to creditors, or makes or sends notice of an intended bulk sale of any business or assets now or hereafter owned or conducted by Borrower; or

l. Bankruptcy, Dissolution, etc. - upon the commencement of any action for the dissolution or liquidation of Borrower, or the commencement of any proceeding to avoid any transaction entered into by Borrower, or the commencement of any case or proceeding for reorganization or liquidation of Borrower’s debts under the Bankruptcy Code or any other state or federal law, now or hereafter enacted for the relief of debtors, whether instituted by or against Borrower; provided however, that Borrower shall have forty-five (45) days to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such forty-five (45) day period, Lender shall not be obligated to make Advances hereunder and Lender may seek adequate protection in any bankruptcy proceeding; or

m. Receiver - upon the appointment of a receiver, liquidator, custodian, trustee or similar official or fiduciary for Borrower or for Borrower’s Property; or

n. Execution Process, etc. - the issuance of any execution or distraint process against any Property of Borrower; or

o. Termination of Business - if Borrower ceases any material portion of its business operations as presently conducted; or

p. Pension Benefits, etc. - if Borrower fails to comply with ERISA so that proceedings are commenced to appoint a trustee under ERISA to administer Borrower’s employee plans or the PBGC institutes proceedings to appoint a trustee to administer such plan(s), or a Lien is entered to secure any deficiency or claim or a “reportable event” as defined under ERISA occurs; or

q. Investigations - a determination by Lender that it is reasonable to conclude, based on one or more events which have occurred, such as an indictment, announcement of formal investigation or similar event, that Borrower is engaged, directly or indirectly, in any type of activity which would reasonably be likely to result in the forfeiture of property of Borrower to any governmental entity, federal, state or local, in an amount or of a value which would be material to Borrower’s financial condition or business;

r. Guaranty Agreement - if any breach or default occurs under the Guaranty Agreement, or if the Guaranty Agreement, or any obligation to perform thereunder is terminated; or

s. Liens - if any Lien in favor of Lender shall cease to be valid, enforceable and perfected and prior to all other Liens other than Permitted Liens or if Borrower or any Governmental Authority shall assert any of the foregoing; or

t. Material Adverse Effect - if there is any change in Borrower’s or any Guarantor’s financial condition which, in Lender’s reasonable opinion, has or would be reasonably likely to have a Material Adverse Effect, or

u. Other Loan Documents - if any other Person (other than Lender) party to a Loan Document, breaches or violates any term, provision or condition of such Loan Document.

8.2. Cure: Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder.

8.3. Rights and Remedies on Default:

a. In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of a Default or an Event of Default, Lender may, in its discretion, withhold or cease making Advances under the Revolving Credit.

b. In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the occurrence and during the continuance of an Event of Default Lender may, in its discretion, terminate the Revolving Credit and declare the Obligations immediately due and payable, all without demand, notice, presentment or protest or further action of any kind (it also being understood that the occurrence of any of the events or conditions set forth in Sections 8.1(j),(k) or (l) shall automatically cause an acceleration of the Obligations).

c. [Intentionally Omitted.]

d. In addition to all other rights, options and remedies granted or available to Lender under this Agreement or the Loan Documents (each of which is also then exercisable by Lender), or otherwise available at law or in equity, upon or at any time after the acceleration of the Obligations following the occurrence of an Event of Default (other than the rights with respect to clause (iv) below which Lender may exercise at any time after an Event of Default and regardless of whether there is an acceleration), Lender may, in its discretion, exercise all rights under the UCC and any other applicable law or in equity, and under all Loan Documents permitted to be exercised after the occurrence of an Event of Default, including the following rights and remedies (which list is given by way of example and is not intended to be an exhaustive list of all such rights and remedies):

i. the right to take possession of, send notices regarding and collect directly the Collateral, with or without judicial process (including without limitation the right to notify the United States postal authorities to redirect mail addressed to Borrower to an address designated by Lender); or

ii. by its own means or with judicial assistance, enter Borrower’s premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on such premises in compliance with subsection (e) below, without any liability for rent, storage, utilities or other sums, and Borrower shall not resist or interfere with such action; or

iii. require Borrower at Borrower’s expense to assemble all or any part of the Collateral (other than real estate or fixtures) and make it available to Lender at any place designated by Lender; or

iv. the right to reduce or modify the terms and conditions upon which Lender may be willing to consider making Advances under the Revolving Credit or to take additional reserves against the Revolving Credit; or

v. the right to enjoin any violation of Section 7.1, it being agreed that Lender’s remedies at law are inadequate.

e. Borrower hereby agrees that a notice received by it at least seven (7) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable inventory or Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Lender without prior notice to Borrower. Borrower covenants and agrees not to interfere with or impose any obstacle to Lender’s exercise of its rights and remedies with respect to the Collateral, after the occurrence of an Event of Default hereunder. Lender shall have no obligation to clean up or prepare the Collateral for sale. If Lender sells any of the Collateral upon credit, Borrower will only be credited with payments actually made by the purchaser thereof, that are received by Lender. Lender may, in connection with any sale of the Collateral specifically disclaim any warranties of title or the like.

8.4. Nature of Remedies: All rights and remedies granted Lender hereunder and under the Loan Documents, or otherwise available at law or in equity, shall be deemed concurrent and cumulative, and not alternative remedies, and Lender may proceed with any number of remedies at the same time until all Obligations are satisfied in full. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and Lender, upon or at any time after the occurrence of an Event of Default, may proceed against Borrower, at any time, under any agreement, with any available remedy and in any order.

8.5. Set-Off: If any bank account of Borrower with Lender or any participant is attached or otherwise liened or levied upon by any third party, Lender (and such participant) shall have and be deemed to have, without notice to Borrower, the immediate right of set-off and may apply the funds or amount thus set-off against any of Borrower’s Obligations hereunder.

SECTION IX. MISCELLANEOUS

9.1. Governing Law: THIS AGREEMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE WHERE LENDER’S OFFICE IDENTIFIED IN SECTION 9.8 IS LOCATED. THE PROVISIONS OF THIS AGREEMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

9.2. Integrated Agreement: The Note, the other Loan Documents, all related agreements, and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender’s rights and remedies. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall constitute an amendment thereto and shall control.

9.3. Waiver: No omission or delay by Lender in exercising any right or power under this Agreement or any related agreements and documents will impair such right or power or be construed to be a waiver of any Default, or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and as to Borrower no waiver will be valid unless in writing and signed by Lender and then only to the extent specified.

9.4. Indemnity:

a. Borrower releases and shall indemnify, defend and hold harmless Lender and its respective officers, employees and agents, of and from any claims, demands, liabilities, obligations, judgments, injuries, losses, damages and costs and expenses (including, without limitation, reasonable legal fees) resulting from (i) acts or conduct of Borrower under, pursuant or related to this Agreement and the other Loan Documents, (ii) Borrower’s breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, (iii) Borrower’s failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state or local, or court or administrative orders or decrees, (including without limitation Environmental Laws, etc.), and (iv) any claim by any other creditor of Borrower against Lender arising out of any transaction whether hereunder or in any way related to the Loan Documents and all costs, expenses, fines, penalties or other damages resulting therefrom, unless resulting solely from acts or conduct of Lender constituting willful misconduct or gross negligence.

b. Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. The omission so to notify the indemnifying party shall relieve the indemnifying party from any liability which it may have to any indemnified party under such subsection only if the indemnifying party is unable to defend such actions as a result of such failure to so notify. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

9.5. Time: Whenever Borrower shall be required to make any payment, or perform any act, on a day which is not a Business Day, such payment may be made, or such act may be performed, on the next succeeding Business Day. Time is of the essence in Borrower’s performance under all provisions of this Agreement and all related agreements and documents.

9.6. Expenses of Lender: At Closing and from time to time thereafter, Borrower will pay within five (5) Business Days of receipt of written demand of Lender all reasonable costs, fees and expenses of Lender in connection with (i) the analysis, negotiation, preparation, execution, administration, delivery and termination of this Agreement, and other Loan Documents and the documents and instruments referred to herein and therein, and any amendment, amendment and restatement, supplement, waiver or consent relating hereto or thereto, whether or not any such amendment, amendment and restatement, supplement, waiver or consent is executed or becomes effective, search costs, the reasonable fees, expenses and disbursements of counsel for Lender, any fees or expenses incurred by Lender under Section 6.11 for which Borrower is obligated thereunder, and reasonable charges of any expert consultant to Lender, (ii) the enforcement of Lender’s rights hereunder, or the collection of any payments owing from, Borrower under this Agreement and/or the other Loan Documents or the protection, preservation or defense of the rights of Lender hereunder and under the other Loan Documents, and (iii) any refinancing or restructuring of the credit arrangements provided under this Agreement and other Loan Documents in the nature of a “work-out” or arising in connection with any insolvency or bankruptcy proceedings (including any action Lender deems necessary to protect its interest in such proceedings, or otherwise (including the reasonable fees and disbursements of counsel for Lender and, with respect to clauses (ii) and (iii), reasonable allocated costs of internal counsel) (collectively, the “Expenses”);

9.7. Brokerage: This transaction was brought about and entered into by Lender and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents that it has not committed Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made on Lender by any broker, finder or agent or other person alleging that it is based on actions of Borrower, Guarantor or any affiliate, officer director or employee of either of them, Borrower hereby indemnifies, defends and saves such party harmless against such claim and further will defend, with counsel satisfactory to Lender, any action or actions to recover on such claim, at Borrower’s own cost and expense, including such party’s reasonable counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in such party’s favor, the amount demanded shall be deemed an Obligation of Borrower under this Agreement.

9.8. Notices:

a. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed given if delivered in person to the person listed below or by nationally recognized overnight courier, as follows, unless such address is changed by written notice hereunder:

If to Lender to:		North Fork Bank,
a division of Capital One, N.A.
1001 Avenue of the Americas
New York, NY 10018
	Attention:	Adam Ostrach,
Senior Vice President

With copies to Bank Counsel:		Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza, Ste. 202
Garden City, New York 11530
Attention: Marc L. Hamroff, Esq.

If to Borrower to:		Crystaltech Web Hosting, Inc.
1440 Broadway, 17th Floor
New York, NY 10018
	Attention:	Barry S. Sloane
Chairman and Chief Executive Officer

With copies to Borrower Counsel:		Legal Department
Newtek Business Services, Inc.
1440 Broadway, 17th floor
New York, NY 10018

b. Any notice sent by Lender, or Borrower by any of the above methods shall be deemed to be given when so received. Failure to send a copy to counsel shall not invalidate any notice otherwise properly given.

c. Lender shall be fully entitled to rely upon any telecopy transmission or other writing purported to be sent by any Authorized Officer (whether requesting an Advance or otherwise) as being genuine and authorized.

9.9. Headings: The headings of any paragraph or Section of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

9.10. Survival: All warranties, representations, and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by it or on its behalf under this Agreement, shall be considered to have been relied upon by Lender, and shall survive the delivery to Lender of the Notes, regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument prepared and/or delivered for the benefit of Lender shall constitute warranties and representations by Borrower hereunder. Except as otherwise expressly provided herein, all covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until all Obligations are satisfied in full. All indemnification obligations under this Agreement, including under Section 6.5, 9.4 and 9.7, shall survive the termination of this Agreement and payment of the Obligations for a period of two (2) years.

9.11. Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Borrower may not transfer, assign or delegate any of its duties or obligations hereunder. Borrower acknowledges and agrees that Lender may at any time, and from time to time, (a) sell participating interests in the Loans, and Lender’s rights hereunder to other financial institutions, and (b) sell, transfer, or assign the Loans and Lender’s rights hereunder, to any one or more additional banks or financial institutions, subject (as to Lender’s rights under this clause (b)) to Borrower’s written consent, which consent shall not be unreasonably withheld; provided that, no consent under this clause (b) shall be required if an Event of Default exists at the time of such sale, transfer or assignment.

9.12. Duplicate Originals: Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

9.13. Modification: No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Lender.

9.14. Signatories: Each individual signatory hereto represents and warrants that he is duly authorized to execute this Agreement on behalf of his principal and that he executes the Agreement in such capacity and not as a party.

9.15. Third Parties: No rights are intended to be created hereunder, or under any related agreements or documents for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower’s duty of performance, including, without limitation, Borrower’s duties under any account or contract with any other Person.

9.16. Discharge of Taxes, Borrower’s Obligations, Etc.: Lender, in its sole discretion, shall have the right at any time, and from time to time, with at least ten (10) days prior notice to Borrower if Borrower fail to do so, to: (a) pay for the performance of any of Borrower’s obligations hereunder, and (b) discharge taxes or Liens, at any time levied or placed on Borrower’s Property in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting such taxes or Liens and maintaining proper reserves therefor in accordance with GAAP. Expenses and advances shall be added to the Revolving Credit, and bear interest at the rate applicable to the Revolving Credit, until reimbursed to Lender. Such payments and advances made by Lender shall not be construed as a waiver by Lender of a Default or Event of Default under this Agreement.

9.17. Withholding and Other Tax Liabilities: Lender shall have the right to refuse to make any Advances from time to time unless Borrower shall, at Lender’s request, have given to Lender evidence, reasonably satisfactory to Lender, that Borrower has properly deposited or paid, as required by law, all withholding taxes and all federal, state, city, county or other taxes due up to and including the date of the requested Advance. Copies of deposit slips showing payment shall constitute satisfactory evidence for such purpose. In the event that any Lien, assessment or tax liability against Borrower shall arise in favor of any taxing authority, whether or not notice thereof shall be filed or recorded as may be required by law, Lender shall have the right (but shall not be obligated, nor shall Lender hereby assume the duty) to pay any such Lien, assessment or tax liability by virtue of which such charge shall have arisen; provided, however, that Lender shall not pay any such tax, assessment or Lien if the amount, applicability or validity thereof is being contested in good faith and by appropriate proceedings by Borrower. In order to pay any such Lien, assessment or tax liability, Lender shall not be obliged to wait until such lien, assessment or tax liability is filed before taking such action as hereinabove set forth. Any sum or sums which Lender shall have paid for the discharge of any such Lien shall be added to the Revolving Credit and shall be paid by Borrower to Lender with interest thereon at the rate applicable to the Revolving Credit, upon demand, and Lender shall be subrogated to all rights of such taxing authority against Borrower.

9.18. Consent to Jurisdiction: Borrower and Lender each hereby irrevocably consent to the non-exclusive jurisdiction of the Courts of the state where Lender’s office identified in Section 9.8 is located or the United States District Court for the state where Lender’s office identified in Section 9.8 is located in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. Borrower waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Borrower irrevocably agrees to service of process by certified mail, return receipt requested to the address of the appropriate party set forth herein.

9.19. Additional Documentation: Borrower shall execute and/or re-execute, and cause any Guarantor or other Person party to any Loan Document, to execute and/or re-execute and to deliver to Lender or Lender’s counsel, as may be deemed appropriate, any document or instrument signed in connection with this Agreement which reflects manifest error in its drafting or incorrectly drafted and/or signed, as well as any document or instrument which should have been signed at or prior to the Closing, but which was not so signed and delivered. Borrower agrees to comply with any written request by Lender within ten (10) days after receipt by Borrower of such request.

9.20. Advertisement:

i. Lender, in its sole discretion, shall have the right to announce and publicize the financing established hereunder, as it deems appropriate, by means and media selected by Lender. Such publication shall include all pertinent information relating to such financing, including without limitation, the term, purpose, pricing, loan amount, and name of Borrower.

ii. The form and content of the published information shall be in the sole discretion of Lender and shall be considered the sole and exclusive property of Lender. All expenses related to publicizing the financing shall be the sole responsibility of Lender.

9.21. Waiver of Jury Trial: BORROWER AND LENDER EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

9.22. Consequential Damages: Neither Lender nor agent or attorney of Lender, shall be liable for any consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

9.22 USA Patriot Act: Lender hereby notifies Borrower that pursuant to the requirements of USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

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IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

CRYSTALTECH WEB HOSTING, INC.

By:
Name:	Robert Cichon
Title:	President

NORTH FORK BANK, a division of Capital One, N.A.

By:
Name:
Title: